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                                 Exhibit 23(a)

                     Consent of PricewaterhouseCoopers LLP

                 Independent Registered Public Accounting Firm

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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 7, 2008 relating to the financial statements, which appears in the PHL Variable Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 25, 2008